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                                                                   EXHIBIT 10.9

                             DISTRIBUTION AGREEMENT

This Distribution Agreement ("Agreement") is entered into by and between Infoseek Corporation, a corporation duly organized under the laws of California, with its principal place of business at 1399 Moffett Park Drive, Sunnyvale, California 94089-1134, hereinafter referred to as "Infoseek", and DRKOOP.COM, INC., a corporation organized under the laws of the State of Delaware with its principal place of business at 8920 BUSINESS PARK DRIVE, LONGHORN SUITE, AUSTIN, TEXAS 78759, hereinafter referred to as "Content Partner" or "DRKOOP.COM". ABC News/Starwave Partners (which operates the ABCNews.com U.S. Internet site referred to herein a "ABCNews.com") and ESPN/Starwave Partners (also referred to as "EIV") (which operates the ESPN.com U.S. Internet site referred to herein as "ESPN.com") are parties to this Agreement only with respect to those provisions herein that specifically reference and apply to "ABCNews.com", "ESPN.com" and/or GO Partners. ABC News/Starwave Partners and ESPN/Starwave Partners are collectively referred to herein as the "GO Partners."

WITNESSETH:

WHEREAS, Infoseek hosts and maintains a U.S. version of the Internet service known as GO Network (the "Service" or "GO Network") located at
www.infoseek.go.com, www.go.com and/or such successor site(s) as may be
-------------------  ----------
designated by Infoseek through which information organized in applicable subject-related centers ("the Centers") is provided to its users ("Users"); the GO Network currently includes the following Infoseek Affiliate Internet sites: www.abcnews.com and www.espn.com; and
---------------     ------------

WHEREAS, Content Partner operates an Internet site located at www.drkoop.com (the "DrKoop.com Site" ) and is the provider of information described in Appendix A hereto ("DKC Health Content"), and e-commerce related content described in Appendix G (the "Commerce Content") which Content Partner and Infoseek desire to make available to Users. Content Partner and Infoseek have been in discussions concerning this Agreement since February, 1999. DKC Health Content and Commerce Content provided by Content Partner may be collectively referred to herein as "Content Partner Content".

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, and with the intent to be legally bound thereby, Infoseek and Content Partner hereby agree as follows:

1.       LICENSE; OBLIGATIONS OF CONTENT PARTNER; OBLIGATIONS OF INFOSEEK

         1.1      Grant.  Subject to the terms and conditions of this Agreement,
                  -----
                  Content Partner hereby grants to Infoseek and the GO Partners, a fully-paid, worldwide, non-exclusive right and license to use, reproduce, adapt, incorporate, integrate, distribute and otherwise exploit the Content Partner Content solely on the Service and to use Content Partner's trade names, trade dress, and trademarks as expressly permitted herein and as reasonably necessary with respect to the display and use of the Content Partner Content on the Service. Infoseek and its subsidiaries and Affiliates may use Content Partner Content other than on the Service, provided that Infoseek obtains Content Partner's prior consent for such use on a case-by-case basis. As used herein, "Affiliate" means with respect to a party to this Agreement, any entity that directly or indirectly controls, or is under common control with, or is controlled by, such party; "control" (including, with its correlative meanings, "controlled

______________________

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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                  by and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). The terms set forth in the Appendices attached hereto shall also apply to this Agreement. The
                  Content Partner Content shall be hosted by the parties as described herein and in the Appendices.

         1.2      Page Views. Infoseek shall guarantee, over the three year term
                  ----------
                  of this Agreement, a minimum total number of Page Views on GO Network in accordance with the following:

                  * * *
                  If, on the second anniversary of the Effective Date, Infoseek has not satisfied the minimum annual Page View requirements set forth above for Years 1 and 2 of this Agreement, * * * Infoseek shall have * * * days to correct the shortfall by delivering additional Page Views to Content Partner (a "make good" period). If such shortfall has not been corrected at the expiration of such ninety (90) day make good period, Infoseek shall refund to Content Partner the fees paid by Content Partner for Page Views not delivered. Notwithstanding the foregoing, if Infoseek subsequently delivers Page Views in excess of those guaranteed above ("Excess Page Views") * * *.

                  Notwithstanding the foregoing, if Infoseek delivers * * *.

                  As used herein, a "Page View" refers to each instance in which an HTML page is displayed to a User, which page contains any DKC Health Content or DrKoop.com branding (including, without limitation, banners, buttons or links), which shall, at minimum, contain one direct link to the GO Network-Wrapped Pages.

                  * * *

                  As used herein "Impression" means an advertisement image that is viewable by a person accessing a web page on the Service. Impressions may include banners, buttons, interstitials, and any other web-based advertising that becomes generally available to advertisers on GO Network.

         1.3      Hosting by Infoseek.  DKC Health Content to be hosted on
                  -------------------
                  Infoseek's servers will be available to Users through certain web pages located at www.drkoop.go.com. Infoseek shall host all DKC Health Content that appears at Levels 1-3 within the Health Center on the Service. As used herein, "Level" means a page location within the Service as further described in Appendix B. Level 1 is the home page of the Health Center; Level 2 is a navigation page, and Level 3 is the first page where full text DKC Health Content appears. GO Partners will host any DKC Health Content on their sites.

         1.4      Hosting by Dr.Koop. The portion of the DKC Health Content not
                  ------------------
                  hosted on Infoseek's servers (Level 4 content) will be hosted on Content Partner's servers and accessed by Users from Content Partner/Infoseek co-branded Web pages located at http://go.drkoop. com ("GO Network-Wrapped Pages") pursuant to
                  ---------------------
                  the specifications in Appendix B hereto. Content Partner shall cooperate and assist Infoseek by promptly answering questions and complaints regarding any Content Partner Content. Each party shall promptly inform the other party of any event or circumstance, and provide all information pertaining to such event or circumstance, related or arising from this Agreement which could lead to a claim or

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* * *    Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                  demand against the other party by any third party. All DKC
                  Health Content shall be provided to Users free of charge; provided, however, that GO Partners may charge Users for ISP services.

         1.5      Delivery of Content. Content Partner will deliver to Infoseek
                  -------------------
                  the Infoseek-hosted Content Partner Content in a mutually agreeable format, electronically via modem or Internet access (e.g. Internet ftp or Internet e-mail). Content Partner agrees to certify that all deliveries hereunder were made electronically. Content Partner will make updates to the Content Partner Content available to Infoseek and Infoseek shall update the Infoseek-hosted Content Partner Content on a regular mutually agreed upon basis. Infoseek shall have the right, but not the obligation, to remove, or direct Content Partner to remove any Content Partner Content, which Infoseek, in its reasonable discretion, determines to be offensive, in poor taste, or otherwise objectionable.

         1.6      Exclusivity. Subject to the exceptions set forth below, during
                  -----------
                  the term of this Agreement, Content Provider shall be the exclusive provider of Health Content on the Center of GO Network * * *. The Health Center shall be the only Center within the Service devoted primarily to comprehensive health and medical information. In addition, during the term of this Agreement, Infoseek shall not enter into any agreements with any third party, other than Content Partner, to sell or offer within the Health Center (i) Health Insurance or (ii) clinical trial or clinical research opportunities of any kind. As used herein, Health Insurance is limited to insurance policies written to cover medical, dental and vision bills and expenses exclusively. * * *

                  1. * * *

                  2. Infoseek's preexisting contracts with third parties for health related content; provided, however, Infoseek hereby agrees it shall not renew any such existing third party contracts and represents that such contracts shall expire on or before September 15, 1999. The foregoing representation concerning renewals and expirations shall not apply to third party agreements relating to GO Shop, as referenced in Appendix G, Section 2.1

                  3. Health Content provided to Infoseek by news or data feeds or Freelancers;

                  4. Any content created internally by Infoseek or a GO Partner or any of their Affiliates;

                  5. * * *

                  6. * * *

                  7. Infoseek standard advertising banner business and Spotlight business * * *.

                  8. News and Editorial Content of any kind. As used herein "Editorial Content" means opinion pieces related to current events and magazine articles that may relate to health; * * *.

                  As used herein, "Freelancers" shall mean independent parties who receive a fee for their services and who are not (to Infoseek's or a GO Partner's knowledge) employed by any * * *.

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* * *    Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                  DrKoop.com acknowledges that the following shall not
                  constitute a breach of this Section 1.6: (a) the Infoseek search technology may search the sites * * *; (b) Infoseek may provide search-related products that may include results from such * * *, health insurance information or products, or clinical trial information; and (c) such * * * may be in the Service Directory. As used herein, Service Directory means the general directory on GO Network which is currently accessed through the tab "Web Directory."

                  The placement and positioning of DKC Health Content within the Health Center shall be consistent with the mock up pages attached hereto as Appendix B. Each page of the Health Center will include separate links to DKC Health Content relating to pharmacy products and health insurance. Although Infoseek reserves the right to revise the look and feel of the Health Center and the display of DKC Health Content within the Health Center (except as expressly set forth herein), the relative prominence of such DKC Health Content within the Health Center shall be consistent with the mock up pages attached hereto as Appendix B.

                  In the event of a breach of this Section 1.6 by Infoseek (an "Exclusivity Breach"), Content Partner's sole and exclusive remedy shall be to request removal of the content that violates this Section 1.6, and Infoseek shall comply with such request within five (5) business days. * * *

         1.7      Access. The Health Center shall be accessible by Users through
                  ------
                  no more than one hyperlink from the GO home page. Further, Infoseek shall maintain the Health Center, in a manner consistent with its development and operation of the other Centers within GO Network.

         1.8      Commerce  Content. Content Partner will provide Commerce
                  -----------------
                  Content to the Service as further described in Appendix G.

         1.9      * * *

         1.10     Response Times. The response times which DrKoop.com shall use
                  --------------
                  to remedy and/or correct any material limitations or errors in any Content Partner Content made available by or through DrKoop.com that Infoseek brings to DrKoop.com's attention or about which DrKoop.com otherwise becomes aware are specified in Appendix E; * * *. DrKoop.com agrees not to override browser back button functionality to prevent Users who link to the GO Network-Wrapped Pages from the Service from returning to the Service. As used herein "Link" means a so-called "hot link" in graphical and/or textual format located on the applicable areas of the Service which takes the User directly to another web site or area within the site.

         1.11     Maintenance of Service. Each party will be responsible for its
                  ----------------------
                  respective telecommunications charges with respect to the provision of respective portions of the Content Partner Content to Infoseek and to Users. Except as expressly provided herein, Infoseek retains the right to adapt or otherwise alter the design, look, and any other attributes of the Service and Service pages. Infoseek will use reasonable efforts to promptly incorporate into the Content Partner Content error corrections within a reasonable period of time after Content Partner makes such corrections available to Infoseek; provided, however that if Content Partner advises Infoseek in writing during normal business hours that failure to promptly correct an error could result in serious physical injury to a User,

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* * *    Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                  Infoseek shall exercise prompt and commercially reasonable efforts to expedite the correction of such error.

         1.12     User Registration
                  -----------------

                  a. DrKoop.com shall ensure that its privacy policy applicable to the DrKoop.com Site and the GO Network-Wrapped Pages, to the extent applicable to its performance under this Agreement, is consistent with Infoseek's privacy policy, as may be changed from time to time, including, without limitation, a mechanism that allows Users to opt in to sharing of User data (not including personal medical information) with Infoseek.

                  b. The following illustrates the User registration experience which shall be implemented pursuant to this Agreement:

                     i. An unregistered User in the Health Center encounters DrKoop.com functionality or DKC Health Content that provides the User with an opportunity to register. The standard series of GO Network user registration screens appear, the first of which explains that this is a simultaneous registration for DrKoop.com and GO Network. The User then has the option to continue to register or to click back to the User's original starting point. If the User responds "yes", then the User's data will go simultaneously to DrKoop.com and Infoseek. If the User responds "no", then the User cannot proceed to use DrKoop.com functionality.


                    ii. If the User who responds "yes" when initially registering as specified in Section 1.12 b.i. above, returns to GO Network or to the DrKoop.com site (not the GO Network-Wrapped Pages) and logs in, the User will be recognized as a registered User of both services (provided that the User is known to the Content Partner as a GO Network registered User) .

                   iii. The Infoseek privacy policy shall be available to Users (via a link) at the time of registration as set forth in Section 1.12(b)(i).

                    iv If a User that has already registered on GO Network elects to opt-in to Content Partner registration, the User shall only be required to execute "one click" to transfer his or her registration data to DrKoop.com.


         1.13     DrKoop.com User Data
                  --------------------

                  a. * * * DrKoop.com shall make available to Infoseek, via a method and timing to be mutually agreed upon, all names and email addresses from each Dr.Koop.com User accessing DKC Health Content from the Service provided that such User has opted in to the sharing of his/her data with third parties and provided such disclosure is not prohibited by law or regulation. Notwithstanding the foregoing, DrKoop.com shall not provide personal medical information to Infoseek, including, without limitation, personal medical records. In addition, except as prohibited by law, Dr.Koop.com shall provide to Infoseek all available data (in aggregate, anonymous form only) concerning Users who access the GO Network Wrapped Pages from GO Network, concerning products and/or

_______________________
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                      services purchased by such Users, survey and promotion
                      responses, and other demographic information concerning such Users. Infoseek may use such information for its internal business purposes and may provide such aggregate, anonymous information to third parties as it deems appropriate in connection with its operations; provided, however that such aggregate, anonymous data may not be identified to third parties as DrKoop.com User data. Such User data must be aggregated with other Infoseek User data before being provided to a third party.

         1.14     Infoseek User Data
                  ------------------

                  Infoseek shall own all right, title and interest in and to and the exclusive right to use all User data generated on all pages of the Service hosted by Infoseek.

         1.15     Go Wrapper
                  ----------

                  Both parties hereby acknowledge that the GO Network-Wrapped Pages wrapper (the "GO Wrapper") will evolve over the term of the Agreement. To this end, Infoseek shall ensure that the GO Wrapper will include the following elements, consistent with the mock up pages attached hereto as Appendix B

                      Header
                           Tabs
                           Breadcrumbs
                           Footer

                  In the event that Infoseek elects to substantially modify the GO Wrapper that is displayed in connection with DKC Health Content, Infoseek shall seek DrKoop.com's approval of such modifications, which approval shall not be unreasonably withheld or delayed.

2.       FEES AND PAYMENTS

         2.1 Content Partner will make payments to Infoseek in the amounts and at the times specified in Appendix F and Appendix G. Content Partner will be responsible for the proper payment of all taxes, including sales, excise and value added taxes, which may be levied in connection therewith, exclusive of taxes based upon Infoseek's net income.

         2.2 All payments made to Infoseek hereunder shall be made via wire transfer in accordance with the following instructions, or such other instructions as may be provided to Content Partner in writing by an authorized representative of Infoseek:

                  Wire transfer, EFT/ACH Payment remittance instructions:
                           Bank of America
                           San Francisco, California
                           ABA Number:   121000358
                           Account Name:  Infoseek Corporation
                           Account Number:  12335-30390
                           Swift ID:   BOFAUS6S

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3.       CONFIDENTIAL INFORMATION

         3.1 Either Infoseek (which, for purposes of this Article 3 only, shall include the GO Partners) or Content Partner may disclose to the other (the "Receiving Party") certain information that the disclosing party deems to be confidential and proprietary ("Proprietary Information"), and technical and other business information of the disclosing party that is not generally available to the public.

         3.2 The Receiving Party agrees to use Proprietary Information solely in conjunction with its performance under this Agreement and not to disclose or otherwise use such information in any fashion. The Receiving Party, however, will not be required to keep confidential such Proprietary Information that becomes generally available without fault on its part; is already rightfully in the Receiving Party's possession without restriction prior to its receipt from the disclosing party; is independently developed by the Receiving Party; is disclosed by third parties without similar restrictions; is rightfully obtained by the Receiving Party from third parties without restriction; or is otherwise required by law or judicial process.

         3.3 Unless required by law or to assert its rights under this Agreement, and except for disclosure on a "need to know basis" to its own employees, and its legal, investment, financial and other professional advisers on a confidential basis, each party agrees not to disclose the terms of this Agreement or matters related thereto without the prior written consent of the other party.

4.       REPRESENTATIONS AND WARRANTIES


         4.1 Content Partner represents and warrants that it is the owner of the Content Partner Content and/or has the right to grant the rights hereunder. Content Partner represents and warrants to Infoseek and the GO Partners that it holds the necessary rights to permit the use of Content Partner Content by Infoseek and the GO Partners for the purpose of this Agreement; that its entry into this Agreement does not violate any agreement with any other party; that its performance under this Agreement will conform to applicable U.S. laws and government rules and regulations; that to the best of its knowledge, after reasonable inquiry, the Content Partner Content is true, accurate and does not contain material omissions; Content Partner further represents and warrants to Infoseek and the GO Partners that the use, reproduction, distribution, transmission, or display of Content Partner Content, Content Partner's collection and use of DrKoop.com User Data and the sale of products and services by Content Partner as contemplated in this Agreement will not (a) violate any laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any U.S. copyright, patent, trademark, trade dress, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or publicity rights, moral or otherwise, or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity; or (b) contain any material that is: unlawful, harmful, fraudulent, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, ethnically, or otherwise objectionable, including, without limitation, any material that supports, promotes or otherwise encourages wrongful conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state or national laws.

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         4.2      Content Partner represents and warrants that, * * * the
                  systems and technology utilized to operate the DrKoop.com Site and the GO Network Wrapped Pages (including, without limitation, order fulfillment systems relating to products sold by Content Partner) are compliant with the following Year 2000 requirements: (a) the occurrence in or use by such systems of dates before, on or after January 1, 2000 will not adversely affect the performance of such systems with respect to date-dependent data, computations, output, or other functions (including, without limitations, calculating, comparing and sequencing); and (b) such systems will not abnormally end or provide invalid or incorrect results as a result of date dependent data.

         4.3      Infoseek represents and warrants* * *.

         4.4      Infoseek represents and warrants to Content Partner that * *
                   *.

5.       LIMITATION OF LIABILITY; DISCLAIMER

         5.1 EXCEPT FOR EITHER PARTY'S LIABILITY FOR THIRD PARTY CLAIMS AS SPECIFIED IN ARTICLE 9 BELOW OR IN APPENDIX A, SECTION C(7), OR ANY PARTY'S BREACH OF ARTICLE 3, OR DAMAGES ARISING FROM PERSONAL INJURY, IN NO EVENT SHALL CONTENT PROVIDER, INFOSEEK, GO PARTNERS OR ANY OF THEIR AFFILIATES BE LIABLE TO ANY OTHER PARTY OR ITS AFFILIATES FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY NATURE, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF ANY PARTY AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR ANY OTHER THEORY OF LIABILITY.

         5.2 EXCEPT AS SET FORTH IN ARTICLE 4, CONTENT PARTNER, INFOSEEK AND THE GO PARTNERS MAKE NO, AND EACH PARTY ACKNOWLEDGES THAT EACH PARTY HAS NOT MADE ANY, AND HEREBY SPECIFICALLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICE, THE CONTENT PARTNER CONTENT, GO PARTNERS, THE DRKOOP.COM SITE, OR THE OPERATION OF THE CONTENT PARTNER CONTENT ON THE SERVICE, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.       TERM AND TERMINATION

         6.1 This Agreement shall be effective on the date executed by both parties ("Effective Date") and shall continue in force for an initial term ending thirty-six (36) months from the Effective Date. Upon prior mutual written agreement, the then current term of this Agreement may be renewed at the end of such initial term and each anniversary date thereafter for one (1) year renewal terms. * * *

         6.2 Either party will have the right to immediately terminate this Agreement if the other party is in default of any obligation herein, including failure of DrKoop.com to provide DKC Health Content, or Commerce Content, and such breach is incapable of being cured, or if such breach is capable of cure, such breach is not cured within thirty (30) days (or fourteen (14)

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* * *    Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has
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                                       8
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                  days with respect to any default in any payment obligation)
                  after receipt of written notice of such default from the non-defaulting party or within such additional cure period as the non-defaulting party may authorize.

         6.3 If the GO Network-Wrapped Pages do not meet the following performance standards (which shall be measured by Infoseek or an independent third party mutually agreed to between the parties and paid for solely by DrKoop.com), and such failure is not due to force majeure events or the failure of any third party services, hardware, software or telecommunications systems not controlled by Content Partner, Infoseek shall notify the Content Partner in writing and Content Partner shall exercise commercially reasonable efforts to promptly correct the failure. * * *

                  * * *

                  If Infoseek elects to terminate the Agreement pursuant to this
                  Section 6.3, such termination shall relieve both parties of any further liability (except as provided in Section 6.5 below), including but not limited to, the payment of fees as set forth in Section 2.

         6.4 If that portion of the Health Center hosted by Infoseek ("Health Center" as used in this Section 6.4) does not meet the following external performance standards, as measured by Keynote or another independent service provider, mutually agreed to between the parties, and such failure is not due to force majeure events or the failure of any third party services, hardware, software or telecommunications systems not controlled by Infoseek, DrKoop.com shall notify the Infoseek in writing and upon such notice Infoseek shall use commercially reasonable efforts to promptly correct the problem. * * * Such performance standards are as follows:

                  * * *

         6.5 The following provisions of this Agreement shall survive the termination or expiration of this Agreement: 1.13 (first sentence only), 1.14, 2.1, Article 3, Article 5, 8.1 (first two sentences only), 8.2, Article 4 (as to claims arising prior to termination or expiration or claims based on events arising prior to termination or expiration), Article 9, and
                  Article 10.

         6.6 Upon the termination or expiration of this Agreement, each party shall (a) promptly return all Proprietary Information, and other information, documents, manuals and other materials belonging to the other party (or any GO Partner), except as may be otherwise provided in this Agreement; and (b) promptly remove the other party's content, branding, links, and any other material provided under this Agreement.

         6.7 During the term of this Agreement, Infoseek shall not enter into any agreements to permit the sale or distribution of tobacco or tobacco products on the Health Center. Notwithstanding the foregoing, Content Partner acknowledges and agrees that information concerning tobacco and tobacco products may be displayed in standard search and directory result format on the Health Center in response to the search queries of Users.

7.       FORCE MAJEURE

         Neither party will be liable for delay or default in the performance of its obligations under this Agreement (other than for non-payment) if such delay or default is caused by conditions beyond its reasonable control, including, but not limited to, fire, flood, accident, earthquakes,

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* * *    Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has
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                                       9
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         telecommunications line failures, storm, acts of war, riot, government interference, strikes and/or walk-outs. In the event of a force majeure event which lasts longer than twenty (20) days, the party not experiencing the force majeure event may terminate this Agreement upon prior written notice to the other party.

8.       ADVERTISING AND PROMOTION; PUBLICITY

         8.1 Content Partner shall not issue or permit the issuance of any press releases or publicity regarding, or grant any interview, or make any public statements whatsoever concerning, this Agreement, GO Network or Infoseek (or its Affiliates, including, without limitation, ESPN.com, ABCNews.com, The Walt Disney Company, or any of their Affiliates) without prior coordination with and written approval from Infoseek, which approval may be granted or withheld in Infoseek's sole discretion. Infoseek shall not issue or permit the issuance of any press releases or publicity regarding, or grant any interview, or make any public statements whatsoever concerning this Agreement or Content Partner without prior coordination with and written approval from Content Partner, which approval may be granted or withheld in Content Partner's sole discretion. Notwithstanding the foregoing, promptly after execution of this Agreement and during the term of the Agreement, DrKoop.com * * * shall reasonably cooperate with Infoseek in the issuance of a press release, mutually agreed to between the parties, announcing this Agreement and endorsing the distribution of DKC Health Content on the Health Center of GO Network. All Content Partner endorsements and public statements concerning this Agreement must receive Infoseek's prior review and approval. Notwithstanding the foregoing, DrKoop.com shall not state or imply, in advertisements, writings, or otherwise, that Infoseek or its Affiliates endorse DrKoop.com's products or services or any other product or service. Content Partner shall not use, verbally or in writing, the names ABC, ABCNews or The Walt Disney Company in connection with the sale of advertising by Content Partner (except that Content Partner may describe the sites included within the GO Network).

         8.2 Neither Infoseek or the GO Partners shall have any right to use the name and/or likeness of Dr. C Everett Koop or to make any statements, whether written or oral, which state or otherwise imply, directly or indirectly, any endorsement from or affiliation with Dr. Koop in any manner whatsoever without the prior written consent of DrKoop.com, which consent may be withheld in DrKoop.com's sole discretion.

         8.3 Content Partner and Infoseek may undertake such joint marketing efforts as may be mutually agreed upon from time to time. Each party shall cooperate and assist the other party by supplying, without charge, reasonable quantities of materials for the other party's marketing and promotional activities. Neither party shall be obligated to participate in any joint marketing efforts, except as expressly provided in Section 8.1 above.

9.       INDEMNIFICATION

         9.1 Content Partner agrees to defend, indemnify and hold Infoseek and the GO Partners and their officers, directors, agents and employees harmless from and against any and all claims, demands, liabilities, actions, judgments, and expenses, including reasonable fees and expenses of attorneys, paralegals and other professionals, arising out of or related to (i) any breach or alleged breach of any of Content Partner's representations and warranties set forth in Section 4.1; (ii) any breach by Content Partner of an international law, rule or regulation or international third party proprietary right (as if Content Partner had made the representations and warranties equivalent to those set forth in Section 4.1 regarding US laws, regulations and proprietary rights) * * * Content Partner shall bear full responsibility for the defense (including any settlements) of any such claim; provided however, that (a) Content Partner shall keep Infoseek (and GO Partners, as applicable) informed of, and

____________________
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                  consult with Infoseek in connection with the progress of such litigation or settlement; and (b) Content Partner shall not have any right, without Infoseek's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of Infoseek or its Affiliates or otherwise requires Infoseek or its Affiliates to take or refrain from taking any material action (such as the payment of fees).

         9.2 Infoseek agrees * * * Content Partner and its officers, directors, agents and employees * * *. Infoseek shall bear full responsibility for the defense (including any settlements) of any such claim; provided, however, that (a) Infoseek shall keep Content Partner informed of, and consult with Content Partner in connection with the progress of such litigation or settlement; and (b) Infoseek shall not have any right, without Content Partner's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of Content Provider or its Affiliates or otherwise requires Content Partner or its Affiliates to take or refrain from taking any material action (such as the payment of fees).

         9.3 Each GO Partner agrees * * * Content Partner and its officers, directors, agents and employees * * *. The indemnifying party shall bear full responsibility for the defense (including any settlements) of any such claim; provided however, that (a) such party shall keep Content Partner informed of, and consult with Content Partner in connection with the progress of such litigation or settlement; and (b) such party shall not have any right, without Content Partner's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of Content Partner or otherwise requires Content Partner to take or refrain from taking any material action (such as the payment of fees).

10.      GENERAL TERMS AND CONDITIONS

         10.1 The parties to this Agreement are independent contractors. Neither party is an agent, representative or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or to incur any obligation or liability for, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, joint venture, co-ownership, co-authorship, or partnership between the parties or to impose any partnership obligation or liability upon either party.

         10.2 Neither party shall assign, sublicense or otherwise transfer (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement, without the prior written consent of the other party; provided, however, that either party may assign this Agreement to any entity that acquires all or substantially all of the assets or shares (or controlling shares) of such party; provided that the acquiring entity is not a direct competitor of the other party. Any attempted assignment, sublicense or transfer by a party in derogation hereof shall be null and void. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Any change of control of either party shall be deemed

_________________________
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                  an "assignment" for purposes of this Section 10.2; provided, however, that as long as control is not transferred to a direct competitor of the nonassigning party, it shall be an approved assignment. As used herein, "change of control" shall include any event (including, without limitation, a merger, sale, liquidation, transfer, encumbrance or other disposition) which results in a change of the control of a party. As used in this Section 10.2 "change of control" shall mean a change in the legal, beneficial or equitable ownership, directly or indirectly, of more than fifty (50%) of a class of capital stock having voting rights of either party.

         10.3 No change, amendment or modification of any provision of this Agreement or waiver of any of its terms will be valid unless set forth in writing and signed by the party to be bound thereby.

         10.4 This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of California. Each party irrevocably consents to the exclusive jurisdiction of any state or federal court for or within Santa Clara County, California over any action or proceeding arising out of or related to this Agreement, and waives any objection to venue or inconvenience of the forum in any such court.

         10.5 The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather the same shall be and remain in full force and effect.

         10.6 Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing, will reference this Agreement, and shall be deemed to have been delivered and given (a) when delivered personally;
                  (b) three (3) business days after having been sent by registered or certified U.S. mail, return receipt requested, postage and charges prepaid; or (c) one (1) business day after deposit with a commercial overnight courier, with written verification of receipt. All communications will be sent to the addresses set forth below or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section 10.6.

                  If to Infoseek:                  If to Content Partner:
                  Infoseek Corporation             drkoop.com, Inc.
                  1399 Moffett Park Drive          8920 Business Park Drive,
                                                     Longhorn Suite
                  Sunnyvale, CA 94089-1134         Austin, Texas 78759
                  Attention: Legal Department      Attention: CFO
                  Tel: (408) 543-6000              Tel: (512) 726-5110

                  With a copy to:                  With a copy to:
                  ABCNews.com                      Latham & Watkins
                  77 W. 66th Street                135 Commonwealth Drive
                  New York, NY 10023               Menlo Park, CA  94025
                  Attention: Cherie Carr, Esq.     Attention:  Anthony Richmond,
                                                     Esq.
                  Tel: (212) 456-7310              Tel:  (650) 463-4600

         10.7 This Agreement and the Appendices attached hereto and incorporated herein by reference constitute the entire agreement between the parties and supersede any and all prior agreements or understandings between the parties with respect to the subject matter hereof. Neither party shall be bound by, and each party specifically objects to, any term, condition or other provision or other condition which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other party in any purchase order, correspondence or other document, unless the party to be bound thereby specifically agrees to such provision in writing.

         10.8 The headings used in this Agreement are for convenience only and are not to be construed to have legal significance. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts.


INFOSEEK CORPORATION                       DRKOOP.COM, INC.

By: /s/ Harry Motro                        By: /s/ Donald W. Hackett
    --------------------------------          ---------------------------------
         Authorized Signature                       Authorized Signature

Print Name:      Harry Motro               Print Name:   Donald W. Hackett
           -------------------------                  -------------------------
Title:           CEO                       Title:        CEO
      ------------------------------                  -------------------------
Date: 4/9/99                               Date: 4/9/99
      ------------------------------            -------------------------------

Accepted with respect to all matters affecting ABCNews.com and ABC News/Starwave Partners d/b/a ABC News Internet Ventures:

ABC NEWS/STARWAVE PARTNERS D/B/A ABC NEWS INTERNET VENTURES


By: /s/ Patricia E. Vance
    --------------------------------
Print Name: Patricia E. Vance
           -------------------------

Title: Senior Vice President
      ------------------------------

Date: 4/9/99
     -------------------------------

Accepted with respect to all matters affecting ESPN.com and ESPN/Starwave Partners d/b/a ESPN Internet Ventures:

ESPN/STARWAVE PARTNERS D/B/A ESPN INTERNET VENTURES


By: /s/ Steve Taues
   ---------------------------------
Print Name: Steve Taues
           -------------------------
Title: SVP-General Manager
      ------------------------------
Date: 4/9/99
     -------------------------------

                                   APPENDIX A

A.   HEALTH CONTENT

         "Health Content" means content that relates to human health conditions, medicine, and the treatment of disease.

         "DKC Health Content" means content that relates to human health conditions, medicine, and the treatment of disease as further defined on Appendix A-1, which content includes DrKoop.com branding. Dr.Koop.com may, subject to Infoseek's approval, which shall not be unreasonably withheld or delayed, revise Appendix A-1 to include new content and functionality added to the DrKoop.com Site after the date of this Agreement. As part of DKC Health Content, DrKoop.com will provide Infoseek and the GO Partners with unique Health Content that is not available from DrKoop.com on any other Internet portal with which DrKoop.com has an agreement.


B.   GO NETWORK PROGRAM DESCRIPTION

     1. A sample schematic illustrating the layout of the Infoseek hosted Health Center is set forth in Appendix B. Any material change to such layout shall be mutually agreed to by Infoseek and Content Partner.

     2. a. DrKoop.com shall provide DKC Health Content and related tools to the Health Center in areas and subjects as specified by Infoseek. * * *

         b. * * *

         * * *

     3. All links pointing to GO Network-Wrapped Pages from the Service shall provide links back to the Service.

     4. Infoseek will have editorial control over all content appearing on the Service and branded in any way to Infoseek and GO Network. Notwithstanding the foregoing, Infoseek shall not modify, edit, abbreviate or censor DKC Health Content, but Infoseek shall have the right to not include such content on any pages of GO Network.

     5. All DKC Health Content shall carry Content Partner's standard legal disclaimer, which is set forth in Appendix A-1, and may be subject to reasonable changes from time to time. This disclaimer shall be presented in its entirety any time DKC Health Content is displayed. In addition, certain third party content which is provided by Content Partner may have additional requirements for displaying, such as including the logo of the original content provider (for example, Dartmouth Medical content must carry the branding and logo of the Dartmouth Medical School), which requirements are described on Appendix A-1. Content Partner will provide further details concerning such requirements at the time DKC Health Content is submitted for inclusion in the Service.

_________________________
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     6. At Infoseek's request, DrKoop.com shall temporarily send to Infoseek's facilities a minimum of three (3) on-site designers/producers/engineers during the term of this Agreement for a mutually agreed upon duration for purposes of assisting Infoseek in building the Health Center, and Infoseek Commerce Area as it relates to Commerce Content.

     7.  * * *

     8. If Infoseek elects to provide Health Content for other potential GO Network health areas during the term of this Agreement, Infoseek shall have the option, but not the obligation, subject to Content Provider's approval, which shall not be unreasonably withheld or delayed, to use any such DrKoop.com Health Content pursuant to GO Network producers and editors decisions.

     9.  * * *

     10. Any promotions and/or links to GO Network provided by DrKoop.com shall be approved in advance by Infoseek, which approval shall not be unreasonably withheld or delayed.

     11. Both parties will discuss how Infoseek may integrate Dr. Koop community functions (Chat and Message Boards) into Go Network Communities Center and Go Network Health Center * * *. Go Network Community Center is defined as Chat and Message Boards only. Such functions are scheduled to be launched in * * *. Fees for custom Go Community services will be assessed on a case by case basis. Infoseek shall provide Content Partner with a right of first negotiation (for a period not to exceed ten (10) business days) to become a content provider with respect to health related matters in the GO Network Community Center.

     C.  PROGRAM DESCRIPTION - ABCNEWS.COM

     1.  Subject to the following exceptions, ABCNews.com shall not * * *

     2. DrKoop.com shall provide DKC Health Content to ABCNews.com in content areas and subjects as specified by ABCNews.com. * * * All Health Content appearing on ABCNews.com shall be hosted by ABCNews.com or Infoseek, or an Infoseek Affiliate, unless otherwise mutually agreed. Any links from ABCNews.com to DKC Health Content will be links directed to GO-Network Wrapped Pages or to pages with an ABCNews.com wrapper or to pages with no wrapper, at ABC's sole discretion. Nothing in this Agreement shall give Content Partner the right to sell or provide advertising of any kind on ABCNews.com.

     3. ABCNews.com shall determine which of the following content shall be included as part of the DKC Health Content displayed on ABCNews.com and the parties shall mutually agree upon a schedule and method for such implementation within 90 days of the Effective Date.

         OVERALL HEALTH AND INDIVIDUAL ILLNESS RISK ASSESSMENT TOOLS
         -----------------------------------------------------------
         a.   Risk calculators for specific diseases/conditions
         b.   Personal health diary
         c.   Clinical pathways/symptom checklists "trees"
         d.   Health IQ quizzes

_________________________
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         REFERENCE MATERIALS
         -------------------
         a.   Virtual Anatomy applications
         b.   Virtual tour of body
         c.   Link to Physician Finder Service
         d.   Link to Hospital Rankings
         e.   Link to Encyclopedic health manual

         MEDICAL RECORDS
         ---------------
         a. The ability of ABCNEWS.com users to download Personal Medical Record(TM)
         b.   Personal Medical Record(TM)

         VIDEO AND LIVE EVENTS
         ---------------------
         Other
         Alternative Medicine resources

     4. All links pointing to the GO Network-Wrapped Pages (or pages with an ABCNews.com wrapper, if applicable) from ABCNews.com shall provide links back to ABCNews.com.

     5. ABCNews.com and DrKoop.com shall negotiate in good faith * * * to finalize a mutually acceptable agreement pursuant to which ABCNews.com would be the * * * provider of news and headlines to DrKoop.com (the "News Agreement"). Any such headlines or news stories would be provided
         * * * for use on the GO Network-Wrapped Pages and/or the DrKoop.com Site. Provided a mutually acceptable News Agreement is finalized within such * * * period, DrKoop.com shall follow the process in item C (6) below if it seeks to obtain news stories not provided by ABCNews.com. If a News Agreement is not finalized within such time period, the provisions of Section C(6) below shall be inapplicable.

     6.  * * *

     7. ABCNews.com will have editorial control over all content appearing on its site and shall control the look and feel of its site. Notwithstanding the foregoing, ABCNews.com shall not modify, edit, abbreviate or censor DKC Health Content, but ABCNews.com shall have the right not to include such content on any pages of ABCNews.com. * * *

     8. Any promotions and/or links to ABCNews.com provided by DrKoop.com shall be approved in advance by ABCNews.com

     9. Nothing in this Agreement shall restrict or limit the right of ABCNews.com to sell and display on the ABCNews.com site advertising, promotions and sponsorships from DrKoop.com Direct Competitors listed on Appendix C. The advertising restrictions set forth in Section B (7) of this Appendix A do not apply to ABCNews.com.

     10. ABC AFFILIATE PROVISIONS

         In consideration of this Agreement, ABCNews.com and DrKoop.com agree as follows:

         (a) Dr. Koop.com * * * a "link" on the ABC Local Net for * * *, pursuant to a Distribution Agreement to be mutually agreed to between the parties. The ABC Local Net makes available Internet content to 115 affiliate ABC television stations throughout the country.

_________________________
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         (b) Provided that DrKoop.com has purchased the link referenced in section 10(a) above, ABCNews.com will use reasonable efforts to facilitate introductory communications and meetings between DrKoop.com management and executives at all ABC owned stations concerning DrKoop.com services and strategic initiatives.

         (c) ABC owned and affiliate stations in all United States markets will be * * * participate in DrKoop.com's station affiliate program (the "DrKoop Affiliate Program"), in designated market areas ("DMAs") where this program is offered at the sole discretion of DrKoop.com . Provided that DrKoop.com has purchased the link referenced in Section 10(a) above, Information concerning the details of the DrKoop Affiliate Program, which details shall be mutually agreed to between the parties, will be distributed to such affiliates by ABC, at DrKoop.com's sole expense, within 30 days of the Execution Date of this agreement.

         (d) Should an ABC affiliated station express interest in the DrKoop Affiliate Program, DrKoop.com will arrange for a presentation of the DrKoop Affiliate Program terms to the station at the mutual convenience of DrKoop.com and the station, and such station will have 10 business days following this presentation to either accept or reject the terms of the DrKoop Affiliate Program. If DrKoop.com and such station are unable to agree on terms * * *.

     11. ABCNews.com and Infoseek shall each appoint a project liaison to coordinate the provision of DKC Health Content to ABCNews.com.

D.   PROGRAM DESCRIPTION - ESPN.COM

     1.  Subject to the exceptions set forth below in Section this Section D
         (1), during the term of this Agreement, Content Provider shall be the exclusive provider of Health Content to the section of the ESPN.com site devoted primarily to health and medical related topics, which section is currently named the Training Room (the "Training Room"). * *
         *

     2. ESPN.com and DrKoop.com shall mutually agree upon a schedule for the display of DKC Health Content on the Training Room of ESPN.com, which may include implementation of the following features:

              (i) weekly articles for both the fitness and conditioning and the sports nutrition subsections of Training Room, either re-purposed directly from existing DKC Health Content or written specifically by DrKoop.com staff for ESPN.com's audience of recreational athletes and sports fans.

              (ii) weekly replies from experts affiliated with DrKoop.com to ESPN.com user questions in each of the two subsections specified in Section D. 2(i) above.

              (iii) online assessments (quizzes, rate-yourself surveys, body-fat calculators, etc.) for both subsections.

              (iv) at least one photo for each article and illustrations, graphs, statistical tables and charts wherever appropriate in subsections specified in Section D. 2(i) and D.2(ii) above.

              (v)    periodic online chats with experts provided by DrKoop.com.

_________________________
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     3. DrKoop.com may provide additional health related content in areas within the League sites (NFL, NBA, and NASCAR); subject to Infoseek, in its role as a general partner of EIV, using commercially reasonable efforts to receive applicable approvals from the owners of such sites; no assurance can be provided that such approvals will be obtained.

     4. DrKoop.com shall provide DKC Health Content to the Training Room in areas and subjects as specified by ESPN.com., which shall be mutually agreed to by the parties within 90 days of the Effective Date. * * *

     5. All links pointing to the GO Network-Wrapped Pages from ESPN.com shall provide links back to ESPN.com. All Health Content appearing on ESPN.com shall be hosted by ESPN.com or Infoseek, or an Infoseek Affiliate, unless otherwise mutually agreed. Any links from ESPN.com.com to DKC Health Content will be links directed to GO-Network Wrapped Pages or to pages with an ESPN.com wrapper or to pages with no wrapper, at ESPN.com's sole discretion. Nothing in this Agreement shall give Content Partner the right to sell or provide advertising of any kind on ESPN.com.

     6.  * * *

     7. ESPN.com will have editorial control over all content appearing on its site and the look and feel of its site. Notwithstanding the foregoing, ESPN.com shall not modify, edit, abbreviate or censor DKC Health Content, but ESPN.com shall have the right to not include such content on pages of ESPN.com.

     8. Any promotions and/or links to ESPN.com provided by DrKoop.com shall be approved in advance by ESPN.com

     9. Nothing in this Agreement shall restrict or limit the right of ESPN.com to sell or provide advertising, promotions and sponsorships for display on ESPN.com (including the Training Center) * * *. The advertising restrictions set forth in Section B (7) of this Appendix A do not apply to ESPN.com.

_________________________
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  APPENDIX A-1


This Appendix A-1 sets forth existing DKC Health Content as of the Effective Date. Content Partner may revise this Appendix from time to time, to reflect new content added to the DrKoop.com Site, and to reflect the termination or expiration of third party agreements, which revisions shall be subject to Infoseek's reasonable approval; notwithstanding the foregoing, Content Partner shall maintain the quality and quantity of DKC Health Content available to Infoseek and the GO Partners throughout the term of the Agreement.

CATEGORY        SOURCE               COPYRIGHT         DISTRIBUTION           DISCLAIMER     LOGO
                                                       RIGHTS                 REQUIRED       NEEDED
====================================================================================================
DISEASE

                Dartmouth            Drkoop.com        any use                  Standard     Yes



                N. Snyderman         Drkoop.com        any use                  Standard     Yes

                Public Domain -      Drkoop.com        any use                  Standard     Yes
                NIH

                Patient                                Individual deals -       Standard      No
                Associations                           please inquire
                                                       about specifics with
                                                       bhansen@drkoop.com
==========================================================================================
EXPERT CONTENT  Sharon Howard -      Drkoop.com        any use                  Standard      No
                Nutrition

                Armond Tecco -       Drkoop.com        any use                  Standard      No
                Fitness

                Debora Orrick -      Drkoop.com        any use                  Standard      No
                Smoking

                Elizabeth Farrugia   Drkoop.com        any use                  Standard      No
                - Insurance
==========================================================================================
PHARMACY        Joe Graedon          JG                Limited offline use      Standard      No

                Multum               Multum                                     Standard +    Yes
                                                                                  Multum
==========================================================================================
INSURANCE       J. Hallam /          Drkoop.com        any use                  Standard      No
                T. Rowen
==========================================================================================

==========================================================================================
CLINICAL        Public domain                          any use                  Standard      No
TRIALS
==========================================================================================
COMMUNITY       Day in my life       Drkoop.com        any use                  Standard      No

                In the Spotlight                       Individual deals -       Standard      No
                                                       please inquire
==========================================================================================
                                                                                              No
HEALTH SITE                          Drkoop.com        any use                  Standard
REVIEWS

STANDARD DISCLAIMER
-------------------
This information is not intended to be a substitute for professional medical advice. You should not use this information to diagnose or treat a health problem or disease without consulting with a qualified healthcare provider. Please consult your healthcare provider with any questions or concerns you may have regarding your condition.

MULTUM DISCLAIMER
-----------------
Every effort has been made to ensure that the information provided by Multum is accurate, up-to-date, and complete, but no guarantee is made to that effect. In addition, the drug information contained herein may be time sensitive and should not be utilized as a reference resource beyond the date hereof. Also requires user to accept Terms of Use when such content is first displayed.

                                  APPENDIX B

                    GO NETWORK-WRAPPED PAGES SPECIFICATIONS
                                      AND
                    INFOSEEK-HOSTED HEALTH CENTER SCHEMATIC

                                 See attached

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                                  APPENDIX C
                                  (LONG LIST)

                                     * * *


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                                  APPENDIX D

                                     * * *

* * *

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         separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                  APPENDIX E

                           ERROR CORRECTION SCHEDULE


The response times within which DrKoop.com shall remedy and/or correct any material limitations or errors in any Content Partner Content made available by or through DrKoop.com that Infoseek brings to DrKoop.com's attention or about which DrKoop.com otherwise becomes aware are specified below. DrKoop.com shall acknowledge receipt of the problem description, and, in the time frames specified below, remedy and/or correct the problem.

Program/Error Severity Levels                 Problem/Error Correction Time
-----------------------------                 -----------------------------
* * *                                         * * *


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         separately with the Securities and Exchange Commission. Confidential
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                                   APPENDIX F

                               FEES AND PAYMENTS


A.   FEES AND PAYMENTS

1. This Agreement is contingent upon the closing of a financing transaction (including, without limitation, the proposed initial public offering of common stock) resulting in aggregate net cash proceeds to Content Partner of not less than Thirty Million Dollars ($30,000,000) (herein the "Financing"). In the event the Financing is not completed on or before June 30, 1999, either party may terminate this Agreement on 30 days prior written notice, provided such notice is provided prior to August 1, 1999. In the event DrKoop.com is not successful in completing the Financing and this Agreement is terminated by either party * * *.

2. * * *

         Ecommerce Premier Merchant listing * * *

         Exclusivity in the Health Center and related content distribution
         * * *.

3. * * *


4. * * *



6. Infoseek (or its agents or Affiliates) shall receive all monies derived from advertising, product sales, and all other activities and transactions on all pages of GO Network hosted by Infoseek or its Affiliates. DrKoop.com shall receive all monies derived from advertising, product sales and all other activities and transactions on GO Network-Wrapped Pages, except as otherwise expressly provided herein.


7. During the term of this Agreement, DrKoop.com shall pay to Infoseek * * * of all Net Revenues in excess of * * * received by DrKoop.com attributable to all Commerce Content transactions conducted by Users within the Health Center or attributable to links on Levels 1, 2 or 3 within the Health Center. As used herein, Net Revenues means gross revenues received by DrKoop.com for such transactions reduced by (1) any amounts paid directly for the acquisition of goods or services intended for resale; (2) any amounts for refunds or other credits including amounts credited for product returns, bad debt or fraud; and
(3) any applicable sales, use, value added or withholding taxes (other than income taxes) associated with such sales. As used in this Section 7, Commerce Content means any products and/or services relating to DrKoop.com Premier Products (as defined in Appendix G, Section 6), health insurance sales, or clinical trials made available by DrKoop.com or by an Affiliate Partner on the GO Network-Wrapped Pages.

8. Infoseek shall have the right to retain a U.S. nationally prominent or other mutually agreeable independent auditor to whom DrKoop.com shall allow reasonable access to DrKoop.com's applicable books of account and other for the purpose of verifying the amounts due and payable to Infoseek under this Agreement.

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         separately with the Securities and Exchange Commission. Confidential
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Access to DrKoop.com's documentation shall be during DrKoop.com's regular business hours upon at least fifteen (15) business days prior written notice. In the event that an audit discloses an underpayment of more than five percent (5%) of the amount due to Infoseek, DrKoop.com shall immediately pay to Infoseek the amount of such underpayment and shall pay the reasonable costs of such audit.

9. Fees and Payment Schedules for the Infoseek Commerce Area are specified in Appendix G hereto.

10.      All Infoseek invoices are to be mailed to:

         drkoop.com, Inc.
         8920 Business Park Drive
         Longhorn Suite
         Austin, Texas 78759
         Attention: Accounts Payable


11. Content Partner Content shall be accessible by Users on the Service within 90 days from the Effective Date (the "Execution Date"). At such time, the Advertising Agreement by and between Infoseek and drkoop.com dated February 26, 1999, shall terminate and such termination shall relieve both parties of any further liability, including but not limited to, the payment of fees thereunder. Notwithstanding the foregoing, future payments under such Advertising Agreement shall terminate upon the Effective Date of this Agreement.

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                                   APPENDIX G

                                 COMMERCE TERMS

1.   DEFINITIONS

     1.1 "DEPARTMENT" means a commerce category designated on and linked from the home page of the Infoseek Commerce Area, such as Books, Music, Toys & Games, as further specified in this Appendix G.

     1.2 "INFOSEEK COMMERCE AREA" means the electronic commerce/shopping area located on the Service also known as "GO SHOP".

     1.3 "COMMERCE CONTENT" means the content provided to Infoseek by DrKoop.com for placement on the Infoseek Commerce Area relating to DrKoop.com Premier Products (as defined in Section 6 below) made available by DrKoop.com or by an Affiliate Partner on the GO Network Wrapped Pages. Commerce Content may include DrKoop.com's or Affiliate Partner's trademarks, service marks, logos and related proprietary materials. As used herein, "Affiliate Partner" means any third party web site to which DrKoop.com provides a link which allows Users who follow such link to purchase a product or service.

     1.4 "SUB-DEPARTMENT" means a specific topic within a Department, such as Action Figures under the Toys & Games Department, or Jazz under the Music Department.

2.   COMMERCE CONTENT AND DRKOOP.COM SITE

     2.1 DrKoop.com shall provide Infoseek with Commerce Content, to be displayed on GO Shop in electronic form. Infoseek retains the right to request removal of any Commerce Content from GO Shop based on the reasonable determination by Infoseek that the Commerce Content does not comply with Infoseek's then current advertising or content guidelines or would cause Infoseek to be in violation of any existing agreements with third parties (for example, exclusivity agreements prohibiting the sale of books or music by third party merchants), and DrKoop.com shall immediately comply with such request. During the term of this Agreement, Infoseek shall not enter into any agreements with third parties that would prohibit the sale of prescription drugs, OTC drugs, or vitamins and nutritional supplements by Content Partner on GO Shop. Currently, certain areas of GO Shop are operated by Infoseek utilizing third party technology. In the event Infoseek elects to make such third party technology available to DrKoop.com directly, DrKoop.com may be required to agree to additional terms and conditions regarding use of such third party technology as a condition of utilizing such technology.

     2.2 DrKoop.com will provide Infoseek with all necessary technology and information required to establish and maintain such Commerce Content in the Infoseek Commerce Area, at DrKoop.com's sole expense, which in no event shall exceed commercially reasonable costs.

     2.3 DrKoop.com will reasonably cooperate with Infoseek, and any other third party designated by Infoseek, and provide necessary information and make commercially reasonable technical changes to its Commerce Content systems and data feeds to allow the Commerce Content to be effectively retrieved, searched, and displayed on the Service.

3.   INFOSEEK COMMERCE AREA

     Except as expressly set forth in this Agreement, Infoseek retains the right to adapt or otherwise alter the design, look, and any other attributes of the Service and Service pages, including the Infoseek

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     Commerce Area. Infoseek shall have the right, but not the obligation, to remove, or direct DrKoop.com to remove, from the Commerce Content information or other material which Infoseek, in its reasonable discretion, determines to be offensive, in poor taste, or otherwise objectionable. Notwithstanding the foregoing, DrKoop.com or its Affiliate Partner shall have the right to control the design, look and any other attributes of pages served off DrKoop.com or Affiliate Partner servers.

4.   ORDER FULFILLMENT; CUSTOMER SERVICE

     4.1 DrKoop.com (or its Affiliate Partner to whom Dr.Koop.com may delegate order processing functions) shall be solely responsible for (a) processing and fulfilling all product and service orders relating to the Commerce Content, whether the orders are made through the GO Network-Wrapped Pages or on GO Shop; (b) all accounting with respect to such orders, and (c) all customer service and support with respect to such orders, purchases and returns. DrKoop.com or its Affiliate Partner shall provide all of the foregoing services in the same manner as it provides such services with respect to orders received by DrKoop.com in any other manner and with the high quality consistent with DrKoop.com's name and reputation, and industry standards. DrKoop.com acknowledges and agrees that it is solely responsible for the security of any transactions initiated within or relating to the Commerce Content and for all * * * relating to the Commerce Content, including, without limitation the acts or omissions of Affiliate Partners (except to the extent that such liability arises from Infoseek's modification of such content or Infoseek's unauthorized representations to Users concerning such content).

     4.2      a.  DrKoop.com shall cooperate and assist Infoseek by answering questions and complaints regarding the Commerce Content. * * *

              b. In the event Infoseek receives * * * complaint for every * * * transactions completed (whether such complaints are in writing, via telephone or email) concerning DrKoop.com's order fulfillment or customer service practices, Infoseek shall be entitled, at its discretion, to permanently remove all Commerce Content relating to such complaints from the Service (or, pursuant to mutual agreement of the parties, the Affiliate Partner responsible for such complaints, if reasonably necessary to terminate future complaints). Ongoing fees payable by DrKoop.com for inclusion of the Commerce Content in GO Shop, as specified in Appendix F, shall remain unchanged unless all Commerce Content is removed from GO Shop, in which case future fees payable by DrKoop.com for participation in GO Shop would terminate.

5.  FEES/REVENUE SHARING

         5.1 During the term of this Agreement, DrKoop.com shall pay to Infoseek * * * of Net Revenues received by DrKoop.com attributable to Commerce Content transactions conducted by Users (I) within GO Shop or (ii) directed to the GO Network-Wrapped Pages from GO Shop. As used herein, Net Revenues means gross revenues received by DrKoop.com for such transactions reduced by (1) any amounts paid directly for the acquisition of goods or services intended for resale; (2) any amounts for refunds or other credits including amounts credited for product returns, bad debt or fraud; and (3) any applicable sales, use, value added or withholding taxes (other than income taxes) associated with such sales.

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     5.2      DrKoop.com shall pay such applicable transaction revenues to
              Infoseek within thirty (30) days from the end of calendar quarter in which the revenue accrues. Each payment will be accompanied by a report which details the payment due for the preceding quarter and the methodology used to calculate the payment due.

6. PREMIER MERCHANT; DEPARTMENT; SUB-DEPARTMENT; COMMERCE CONTENT; AND ADDITIONAL COMMERCE AREA FEATURES

     6.1 DrKoop.com shall be the Premier Merchant of the following Commerce Content on GO Shop:

                  Prescription drugs;
                  Vitamins and nutritional supplements; and
                  Over the counter ("OTC") pharmacy products

              (herein the "DrKoop.com Premier Products")

              * * *

                          Search queries
                          Directory Listings
                          General Merchandise listings
                          Ad banner displays

     6.2 DrKoop.com shall use commercially reasonable efforts to integrate its Commerce Content, and its order processing and fulfillment functionality in support of any future Infoseek Commerce Area features, which may include, without limitation, "wallet" and affinity and rewards programs.

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         separately with the Securities and Exchange Commission. Confidential
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                                  APPENDIX H

                                     * * *


* * *


_________________________
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         separately with the Securities and Exchange Commission. Confidential
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                                   APPENDIX I

                               WARRANT AGREEMENT


                                       31
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                                   APPENDIX J

                    GUIDELINES FOR ADVERTISING ON GO NETWORK

THE ADVERTISING ENVIRONMENT MUST BE APPROPRIATE IN THE CONTEXT OF THE GO NETWORK. This "advertising environment" includes the ad unit itself, the advertiser's web site and direct links off of it, the specific destination URL, interstitial or buffer pages, and all other elements that define the guest's online experience.

An advertising environment or advertising materials of the types enumerated in the first grouping below will not be accepted and materials may also be rejected, at the discretion of Infoseek

WHAT IS CLEARLY NOT APPROPRIATE?

 .  Hard liquor-related (brown goods, white goods, etc)
 . Tobacco-related (cigarettes, cigars, pipes, chewing tobacco, etc) . Guns/weapons-related (firearms, bullets, etc)
 .  Drugs-related (marijuana, etc)
 .  Gambling-related (casinos, lotteries, etc)
 .  Pornographic-related (sex sites)
 .  Crime-related (dealing with the notorious)
 .  Death-related (funeral homes, mortuaries)
 .  Graphic violence (including certain types of game sites)

WHAT MAY ALSO BE CONSIDERED BY INFOSEEK AS INAPPROPRIATE?

 .  Involves what Infoseek considers to be a direct business competitor of GO
   Network.

 .  Involves unauthorized or unapproved use of GO Network creative assets
   (including ESPN talent, ABC logos, Disney characters, movie logos, theme park imagery, names and marks used in GO Network).

 .  Involves an advertiser in a category where the privilege of exclusivity has previously been sold to another advertiser.
 .  Involves a copy or parody of current or past GO Network product.
 .  Politics-related (lobbyists, PAC sites, political campaigns)
 .  Non-hard liquor related (beer, non-alcoholic beer, wine, champagne, etc.)
 .  Other "controversial topics" (politics, social issues, etc.) as determined by
   Infoseek in its discretion
 .  Involves an implied affiliation or favored status with GO Network.
 .  Involves unreasonable or highly unlikely product or service claims.


SOLICITATION OF PERSONAL INFORMATION: The advertiser's web site should not require guest registration prior to site access when linking to such site through the banner. The destination URL should not be a registration screen, sweepstakes entry screen or other screen that immediately solicits personal information from a site guest.

WHERE INFORMATION IS REQUESTED:

 . Any solicitation of personal information must include a clear request that children below the age of 13 years seek parental permission before providing any such information.

 . The advertiser must clearly explain to the guest how the advertiser will utilize the personal information collected.

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 .  Only certain functionality or premium content areas will require the user to submit personal information.

Infoseek welcomes the opportunity to work closely with advertisers and agencies, to insure that ad content and web sites meet standards for advertising applicable to GO Network.

Immediately upon determining that an advertisement does not meet these ad guidelines, that ad will be removed from GO Network.

All advertisers, agents or representatives placing ads on behalf of or with GO
  Networks must adhere to these advertising guidelines.   Infoseek reserves the
  right of refusal for any advertising placement for any reason, whether due to content, technological, legal, privacy or other considerations.

OTHER GUIDELINES:

* * *

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         with the Securities and Exchange Commission. Confidential treatment has
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